UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205490

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 5, 2025 (June 4, 2025)
Date of Report (date of earliest event reported)

Backblaze, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Baldwin Ave., San Mateo, California		94401
(Address of Principal Executive Offices)		(Zip Code)
(650) 352-3738
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2025 (the “Closing Date”), Backblaze, Inc. (the “Company”), as the borrower, entered into a credit agreement (the “Credit Agreement”), with Citizens Bank, N.A. (the “Lender”). The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of up to $20.0 million (the “Revolving Facility”), of which an aggregate amount of up to $3.0 million will be available through a letter of credit sub facility (each, a “Letter of Credit”). The Revolving Facility will mature on the 24-month anniversary of the Closing Date, subject to a 12-month extension upon satisfaction of certain conditions.
The interest rates under the Credit Agreement are based upon the Company’s choice of an adjusted Secured Overnight Financing Rate plus an applicable margin of 3.25%, or an alternate base rate plus an applicable margin of 2.25%. In addition, the Company will pay a commitment fee of 0.35% on the average daily unused amount of the Revolving Facility. The Company will also pay a Letter of Credit fee of 0.125% on the average daily amount available to be drawn under such Letter of Credit.
The Credit Agreement contains customary affirmative covenants and negative covenants, including covenants that place limits on, among other things and without limitation, the Company’s ability to incur additional indebtedness; create liens on its property; make certain investments; and enter into certain mergers and consolidations. The Company must also comply with certain financial covenants with respect to minimum liquidity, minimum consolidated EBITDA and maximum total leverage. The Credit Agreement contains also certain customary events of default and mandatory prepayment or repayment provisions. The Company and its wholly owned subsidiary also pledged substantially all of their assets to secure the obligations under the Credit Agreement. The Company paid customary closing and administrative fees and has agreed to pay an administrative fee on each anniversary of the Closing Date during the term of the Credit Agreement.
The proceeds of loans under the Revolving Facility are expected to be used by the Company from time to time for working capital and other general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated June 4, 2025, between Backblaze, Inc. and Citizens Bank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 5, 2025	Backblaze, Inc.

		By:	/s/ Marc Suidan
Marc Suidan, Chief Financial Officer